Exhibit 99.1

LUMINEX CORPORATION REPORTS FOURTH QUARTER
AND FULL YEAR 2010 RESULTS

Luminex achieves record fourth quarter revenue; 17 percent annual growth

AUSTIN, Texas (February 7, 2011) – Luminex Corporation (NASDAQ:LMNX) today announced financial results for the fourth quarter and year ended December 31, 2010. Recent financial and operating highlights include the following:

•	Fourth quarter 2010 consolidated revenue was $41.2 million, an 8 percent increase over the fourth quarter of 2009; full year 2010 revenue was $141.6 million, a 17 percent increase over 2009.

•
Record system revenue of $10.3 million for the fourth quarter of 2010 reflects an increase of 11 percent over the same prior year period, and full year system revenue of $33.0 million, a 7 percent increase over the full year 2009; total shipments of multiplexing analyzers for the quarter were 286. Cumulative life to date multiplexing analyzer shipments reached 7,700, up 14 percent from a year ago.

•
Fourth quarter 2010 consumable revenue of $12.0 million, an increase of 49 percent from the year ago period due to broad based growth in bulk orders. 2010 full year consumable revenue of $40.1 million grew 41% over 2009.

•
Luminex’s Assay Group realized assay revenue of $9.2 million for the fourth quarter 2010, down 28 percent over the same prior year period, while full year assay revenue was $32.2 million, up 4 percent over 2009.

•	Signed long-term renewal of our 10-year strategic partnership with One Lambda, Inc., one of our top partners and the worldwide leader in the HLA typing and antibody screening market.

•	Signed global OEM agreement with Tecan Group, a global leader in sample prep automation, to develop high volume automation solutions.

GAAP net income for the fourth quarter of 2010 was $3.2 million or, $0.07 per diluted share.  GAAP net income for 2010 was $5.2 million or $0.12 per diluted share, compared with 2009 net income of $17.7 million or $0.43, per diluted share.  For comparability purposes, adjusted net income for 2009, excluding the effect of the release of the valuation allowance and the settlement of litigation, was $2.4 million or $0.06 per diluted share. A reconciliation of adjusted net income to GAAP net income is provided at the end of this press release.

LUMINEX CORPORATION
REVENUE SUMMARY
 (unaudited)

	Three Months Ended
	December 31,		Variance
	2010	2009	($)	(%)
	(in thousands, except percentages)

System sales	$10,304	$9,307	$997	11%
Consumable sales	11,954	8,033	3,921	49%
Royalty revenue	6,044	4,788	1,256	26%
Assay revenue	9,242	12,890	(3,648)	-28%
All other revenue	3,646	3,149	497	16%
	$41,190	$38,167	$3,023	8%

	Twelve Months Ended
	December 31,		Variance
	2010	2009	($)	(%)
	(in thousands, except percentages)

System sales	$32,984	$30,711	$2,273	7%
Consumable sales	40,104	28,380	11,724	41%
Royalty revenue	22,414	18,312	4,102	22%
Assay revenue	32,204	31,054	1,150	4%
All other revenue	13,851	12,186	1,665	14%
	$141,557	$120,643	$20,914	17%

LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenue
Technology and strategic partnerships	$30,550	$24,794	$105,586	$87,389
Assays and related products	10,640	13,373	35,971	33,254
Total Revenue	41,190	38,167	141,557	120,643

Operating income (loss)
Technology and strategic partnerships	5,872	2,669	15,977	8,122
Assays and related products	(789)	2,629	(4,726)	(723)
Total Operating income	5,083	5,298	11,251	7,399

“We are very pleased with the record fourth quarter performance and what we accomplished in 2010,” said Patrick J. Balthrop, president and chief executive officer of Luminex. “Despite the tough year-over-year comparison due to strong H1N1-related demand for xTAG RVP in 2009, we delivered 17% consolidated annual revenue growth. Our performance reflects increasing adoption of our proprietary technology due to the power of multiplexing, the commitment of our partners and the dedication of our employees. We are particularly pleased with the performance of our proprietary consumable and royalty revenue streams, which grew 41% and 22%, respectively, in 2010. We are pleased with the successful launch of our newest multiplexing analyzer, MAGPIX, and anticipate it will make a strong contribution to our overall capital equipment sales in the future.

“Our solid performance generated nearly $10 million in operating cashflow in the quarter, adding to an already strong balance sheet, and enhancing the Company’s ability to respond to strategic opportunities,” continued Balthrop. “Looking at 2011 and beyond, we are excited about the broad growth opportunities in which Luminex, through its solid product pipeline and strong partnership model, can further develop its market leadership position.”

FINANCIAL OUTLOOK AND GUIDANCE

The Company intends to provide annual revenue guidance, to be updated, as appropriate, at each quarterly reporting period. Guidance for fiscal 2011 is as follows:

•	The Company expects full year 2011 revenue to be between $163 million and $170 million. The full year figures represent an increase of between 15 percent and 20 percent over reported 2010 revenue.

CONFERENCE CALL

Management will host a conference call to discuss the operating highlights and financial results for the fourth quarter ended December 31, 2010, on Monday, February 7, 2011, at 5:00 p.m. Eastern time.  The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation's website at http://www.luminexcorp.com.  Simply log on to the web at the address above, go to the Company section and access the Investor Relations link.  Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software.  If you are unable to participate during the live webcast, the call and slides will be archived for one year on the website using the 'replay' link.

ABOUT LUMINEX CORPORATION

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry.  The Company's xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets.  The Company's xMAP® technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies.  Further information on Luminex or xMAP® can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex’ or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding our projected revenue, sales growth, future MAGPIX sales, the adequacy of our balance sheet, our ability to respond to strategic opportunities and our product and partner pipeline.  The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements.  Factors that could cause Luminex’ actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products and technology, the Company's dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company's revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company's strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’ foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets, into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex’ Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission.  The forward-looking statements, including the financial guidance and 2011 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2010	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$89,487	$90,843
Restricted cash	1,002	-
Short-term investments	28,404	8,511
Accounts receivable, net	20,936	22,108
Inventories, net	24,932	17,524
Deferred income taxes	4,225	1,040
Prepaids and other	2,732	2,130

Total current assets	171,718	142,156

Property and equipment, net	22,084	17,255
Intangible assets, net	12,944	12,938
Deferred income taxes	6,363	14,732
Long-term investments	6,021	20,228
Goodwill	42,250	39,617
Other	4,430	1,087

Total assets	$265,810	$248,013

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,621	$8,430
Accrued liabilities	7,444	7,493
Deferred revenue	3,866	2,967
Current portion of long term debt	849	868

Total current liabilities	19,780	19,758

Long-term debt	3,351	3,591
Deferred revenue	4,303	4,614
Other	3,511	1,312

Total liabilities	30,945	29,275

Stockholders' equity:
Common stock	41	41
Additional paid-in capital	295,422	285,648
Accumulated other comprehensive gain	1,150	28
Accumulated deficit	(61,748)	(66,979)

Total stockholders' equity	234,865	218,738

Total liabilities and stockholders' equity	$265,810	$248,013

 LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

Revenue	$41,190	$38,167	$141,557	$120,643
Cost of revenue	12,611	12,512	45,180	39,349

Gross profit	28,579	25,655	96,377	81,294

Operating expenses:
Research and development	6,736	5,506	23,410	20,752
Selling, general and administrative	16,760	14,851	61,716	53,143

Total operating expenses	23,496	20,357	85,126	73,895

Income from operations	5,083	5,298	11,251	7,399
Interest expense from long-term debt	(85)	(123)	(419)	(481)
Other income, net	119	126	519	719
Settlement of litigation	-	-	-	(4,350)

Income before income taxes	5,117	5,301	11,351	3,287
Income taxes	(1,918)	14,715	(6,120)	14,442

Net income	$3,199	$20,016	$5,231	$17,729

Net income per share, basic	$0.08	$0.49	$0.13	$0.44

Shares used in computing net income per share, basic	41,199	40,697	41,030	40,562

Net income per share, diluted	$0.07	$0.48	$0.12	$0.43

Shares used in computing net income per share, diluted	42,671	41,604	42,438	41,633

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$3,199	$20,016	$5,231	$17,729
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,404	2,334	8,898	8,329
Stock-based compensation	2,511	2,343	9,436	8,160
Deferred income tax benefit	1,515	(15,498)	5,005	(15,496)
Excess income tax benefit from employee stock-based awards	1,290	-	-	-
Loss on disposal of assets	-	-	-	25
Other	(140)	408	709	1,665
Changes in operating assets and liabilities:
Accounts receivable, net	(1,867)	(2,839)	2,199	(10,827)
Inventories, net	(746)	(4,827)	(5,811)	(5,935)
Other assets	(178)	(671)	(332)	(699)
Accounts payable	646	3,296	(1,776)	3,672
Accrued liabilities	1,117	2,258	80	(765)
Deferred revenue	(654)	(368)	536	(55)

Net cash provided by operating activities	9,097	6,452	24,175	5,803

Cash flows from investing activities:
Purchases of available-for-sale securities	(3,008)	(6,115)	(29,673)	(62,764)
Maturities of available-for-sale securities	7,500	10,988	23,693	33,968
Maturities of held-to-maturity securities	-	2,423	-	42,501
Purchase of property and equipment	(2,540)	(1,751)	(11,102)	(10,369)
Business acquisition consideration, net of cash acquired	24	-	(5,012)	-
Increase in restricted cash	-	-	(1,000)	-
Purchase of cost method investment	(5)	-	(2,081)	-
Acquired technology rights	(625)	(8)	(1,825)	(29)

Net cash provided by (used in) investing activities	1,346	5,537	(27,000)	3,307

Cash flows from financing activities:
Payments on debt	-	-	(895)	(440)
Proceeds from debt	-	-	-	453
Proceeds from issuance of common stock	726	204	2,173	567
Excess income tax benefit from employee stock-based awards	(1,290)	-	-	-

Net cash (used in) provided by financing activities	(564)	204	1,278	580

Effect of foreign currency exchange rate on cash	379	(90)	191	(466)
Change in cash and cash equivalents	10,258	12,103	(1,356)	9,224
Cash and cash equivalents, beginning of period	79,229	78,740	90,843	81,619

Cash and cash equivalents, end of period	$89,487	$90,843	$89,487	$90,843

LUMINEX CORPORATION
RECONCILIATION OF ADJUSTED NET INCOME TO GAAP NET INCOME
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net income	$3,199	$20,016	$5,231	$17,729

Adjusting items:

Settlement of litigation	-	-	-	4,350

Income tax adjustment*	-	(15,707)	-	(19,665)

Adjusted net income	$3,199	$4,309	$5,231	$2,414

Adjusted net income per share, basic	$0.08	$0.11	$0.13	$0.06

Shares used in computing adjusted net income per share, basic	41,199	40,697	41,030	40,562

Adjusted net income per share, diluted	$0.07	$0.10	$0.12	$0.06

Shares used in computing adjusted net income per share, diluted	42,671	41,604	42,438	41,633

* Income tax adjustment illustrates 2009 financial results without the effect of the release of the valuation allowance on the U.S. deferred tax assets for comparison to 2010 financial results

The Company believes that the non-GAAP measure used in this presentation, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing financial and business trends regarding the Company’s ongoing business and operating performance. This non-GAAP measure should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP.